United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 7, 2023

Date of Report (Date of earliest event reported)

A SPAC II Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40318	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

289 Beach Road #03-01 Singapore 199552	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +65 6818 5796

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, with no par value, one-half of one redeemable warrant and one right to receive one-tenth of one Class A ordinary share	ASCBU	The Nasdaq Global Market LLC
Class A ordinary shares included as part of the units	ASCB	The Nasdaq Global Market LLC
Rights included as part of the units	ASCBR	The Nasdaq Global Market LLC
Warrants included as part of the units	ASCBW	The Nasdaq Global Market LLC

☒	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 11, 2023, A SPAC II Acquisition Corp. (“ASCB” or the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company’s listed securities failed to comply with the $50,000,000 market value of listed securities requirement for continued listing on the Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(A) based upon the Company’s market value of listed securities for the 30 consecutive business days prior to the date of the Notice.

The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq and the Company has been provided a period of 180 calendar days from the date of the Notice, or until June 10, 2024, in which to regain compliance (the “Compliance Period”). In order to regain compliance with Nasdaq Listing Rule 5450(b)(2)(A), the market value of listed securities of the Company must close at $50,000,000 or more for a minimum of ten consecutive business days during the Compliance Period.

In the event that the Company does not regain compliance with Nasdaq Listing Rule 5450(b)(2)(A) within the Compliance Period, Nasdaq will provide notice to the Company that its listed securities will be subject to delisting. In the event of such notification, the Company may either apply for listing on the Nasdaq Capital Market, provided it meets the continued listing requirements of that market, or appeal the decision to a Nasdaq Hearings Panel. In the event of an appeal, the Company’s securities would remain listed on the Nasdaq Global Market pending a decision by the Nasdaq Hearings Panel. The Company may also appeal Nasdaq’s determination to delist its securities, but there can be no assurance that Nasdaq would grant the Company’s request for continued listing.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to a Share Exchange Agreement between the Company and A SPAC II (Holdings) Corp. (the “Sponsor”), dated December 7, 2023, the Sponsor has transferred and delivered to the Company 4,900,000 Class B ordinary shares of the Company (the “Class B Shares”) in exchange for 4,900,000 Class A ordinary shares of the Company (the “Class A Shares”) (the “Share Exchange”). The 4,900,000 Class A Shares issued in connection with the Share Exchange are subject to the same restricted as applied to the Class B Shares before the Share Exchange, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of an initial business combination as described in the prospectus for the Company’s initial public offering.

Following the Share Exchange, there are 7,196,395 Class A Shares and 100,000 Class B Shares issued and outstanding. As a result of the Share Exchange, the Sponsor holds approximately 68.1% of the Company’s outstanding Class A Shares. The issuance of the 4,900,000 Class A Shares has not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration provided by Section 3(a)(9) thereof.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A SPAC II ACQUISITION CORP.

Dated: December 13, 2023

	By:	/s/ Serena Shie
		Name:	Serena Shie
		Title:	Chief Executive Officer

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